







Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
686688102
00130H105
001204106
Issuer
ORMAT TECHNOLOGIES INC
AES CORP
AGL RESOURCES INC
Underwriters
Lehman Brothers, DBSI, RBC Capital, Wells
Fargo
BofA, Lehman Brothers, Citigroup, DBSI, UBS
JP Morgan, Morgan Stanley, BofA, BNY Capital,
Calyon, KBC, Lazard, Suntrust Wells Fargo
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
ORA US
AES US
ATG US
Is the affiliate a manager or co-manager of offering?
Joint Lead Manager
Co-Manager
N/A
Name of underwriter or dealer from which purchased
Lehman Brothers
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
11/10/2004
6/17/2003
11/18/2004
Total dollar amount of offering sold to QIBs
6,250,000
43,000,000
0
Total dollar amount of any concurrent public offering
0
0
9,600,000
Total
6,250,000
43,000,000
9,600,000
Public offering price
 $                                                           15.00
 $                                                             7.00
 $                                                           31.01
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
1.05%
0.23%
0.93%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund
Security Performance
Fund Performance
Measurement Date*
Chicago Fund







Scudder Dreman Small Cap Value Fund
Chicago
6,100
 $                     91,500
0.10%



Total

6,100
 $                     91,500
0.10%




